File No. 333-139821

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANTECH INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

12015 LEE JACKSON HIGHWAY
Delaware	FAIRFAX, VIRGINIA 22033	22-1852179
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

MANTECH INTERNATIONAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (F/B/O GEORGE J. PEDERSEN)

(Full Title of the Plan)

George J. Pedersen Chief Executive Officer ManTech International Corporation 12015 Lee Jackson Highway Fairfax, VA 22033 (703) 218-6000	Copies to: Michael Putnam ManTech International Corporation 12015 Lee Jackson Highway Fairfax, VA 22033 (703) 218-6000

(Name and Address of Agent For Service)

(703) 218-6000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

ManTech International Corporation (“ManTech”) previously registered 609,296 shares of its Class A Common Stock, par value $0.01 per share, issuable to George J. Pedersen upon the conversion of certain shares of ManTech’s Class B Common Stock under the ManTech International Corporation Supplemental Executive Retirement Plan (F/B/O George J. Pedersen) (the “Plan”). The registration was effected pursuant to a Registration Statement on Form S-8, File No. 333-139821, filed with the Securities and Exchange Commission on January 5, 2007 (the “Registration Statement”). The Registration Statement also registered the same shares of ManTech’s Class A Common Stock for reoffer and sale by Mr. Pedersen following their issuance to Mr. Pedersen under the Plan. This Post-Effective Amendment No. 1 is being filed to terminate the Registration Statement because all of the shares have been disposed of by Mr. Pedersen.

Accordingly, ManTech hereby terminates the Registration Statement.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ManTech International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on February 8, 2010.

MANTECH INTERNATIONAL CORPORATION

By:	/s/ George J. Pedersen
George J. Pedersen
Chairman of the Board of Directors and Chief Executive Officer

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officers or directors of MANTECH INTERNATIONAL CORPORATION, a Delaware corporation (the “Corporation”), hereby constitute and appoint George J. Pedersen his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering securities of the Corporation which may be issued pursuant to the Supplemental Executive Retirement Plan (F/B/O George J. Pedersen) of the Corporation, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been executed on February 8, 2010 by the following persons in the capacities indicated or on their behalf by George J. Pedersen under a power of attorney.

Signature	Title

/s/ George J. Pedersen	Chairman of the Board of Directors and
George J. Pedersen	Chief Executive Officer (Principal Executive Officer)

/s/ Kevin M. Phillips	Chief Financial Officer
Kevin M. Phillips	(Principal Financial Officer)

/s/ John J. Fitzgerald	Controller (Principal Accounting Officer)
John J. Fitzgerald

/s/ Richard L. Armitage	Director
Richard L. Armitage

/s/ Mary K. Bush	Director
Mary K. Bush

/s/ Barry G. Campbell	Director
Barry G. Campbell

/s/ Walter R. Fatzinger	Director
Walter R. Fatzinger

/s/ David E. Jeremiah	Director
David E. Jeremiah

/s/ Richard J. Kerr	Director
Richard J. Kerr

/s/ Stephen W. Porter	Director
Stephen W. Porter

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (included on signature page)

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

5